UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2026

QXO, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38063	16-1633636
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Five American Lane Greenwich, Connecticut	06831
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 888-998-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.00001 per share	QXO	New York Stock Exchange
Depositary Shares, each representing a 1/20th interest in a share of 5.50% Series B Mandatory Convertible Preferred Stock, par value $0.001 per share	QXO.PRB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

This Current Report on Form 8-K is being filed in connection with the completion by QXO, Inc., a Delaware corporation (“QXO”), of the acquisition of TopBuild Corp., a Delaware corporation (“TopBuild”), pursuant to the Agreement and Plan of Merger, dated as of April 18, 2026 (the “Merger Agreement”), by and among QXO, TopBuild, Titanium MergerCo, Inc., a Delaware corporation and wholly owned subsidiary of QXO (“Titanium Merger Sub”), and Titanium MergerCo 2, LLC, a Delaware limited liability company and wholly owned subsidiary of QXO (“Forward Merger Sub”).

Item 1.01	Entry into a Material Definitive Agreement.

Term Loan Facility Amendment

General

On July 1, 2026, upon the consummation of the TopBuild Acquisition (as defined below), QXO Building Products, Inc., a Delaware corporation (the “Borrower” or the “Issuer”), entered into that certain Incremental Assumption and Amendment Agreement No. 2 (the “Term Loan Amendment”), by and among the Borrower, Queen HoldCo, LLC, a Delaware limited liability company and a direct wholly-owned subsidiary of QXO (“Holdings”), the Subsidiary Guarantors (as defined below), the lenders party thereto and the Goldman Sachs Bank USA, as administrative agent (in such capacity, the “Administrative Agent”), which amended that certain Term Loan Credit Agreement, dated as of April 29, 2025 (as amended, restated, supplemented or otherwise modified from time to time, the “Term Loan Credit Agreement”), by and among the Borrower, Holdings, the lenders party thereto and the Administrative Agent, which credit agreement originally provided for senior secured financing consisting of a term loan facility (the “Existing Term Loan Facility”). Pursuant to the Term Loan Amendment, among other things, the Borrower incurred additional senior secured financing consisting of an incremental term loan facility (the “Incremental Term Loan Facility”) in an aggregate principal amount of $3.0 billion.

The Borrower borrowed the entire $3.0 billion and used the borrowings under the Incremental Term Loan Facility, together with the proceeds from the Borrower’s previously announced Notes offering, proceeds from the issuance of 100,000 shares of Series C Preferred Stock (as defined below) and available balance sheet cash to fund the transactions contemplated by the Merger Agreement and to pay related fees and expenses.

The Incremental Term Loan Facility will mature on July 1, 2033.

Interest Rates and Fees

Borrowings under the Incremental Term Loan Facility bear interest at a rate equal to, at the Borrower’s option, either (a) a Term SOFR determined by reference to the secured overnight financing rate published by an administrator therefor, which rate shall not be subject to a floor, or (b) a base rate determined by reference to the highest of (i) the federal funds rate plus 0.50% per annum, (ii) the prime rate of Goldman Sachs Bank USA and (iii) the sum of one-month Term SOFR plus 1.00% per annum, plus, for each of Term SOFR and the base rate, an applicable margin set forth in the Term Loan Credit Agreement.

Amortization and Prepayments

The Incremental Term Loan Facility requires scheduled quarterly amortization payments in an annual amount equal to 1.0% of the original principal amount of the term loans borrowed on the effective time of the Titanium Merger, with the balance to be paid at maturity.

The Borrower can make voluntary prepayments of term loans under the Incremental Term Loan Facility at any time without penalty, except in connection with a repricing event as described below, subject to customary breakage costs.

In respect of the Incremental Term Loan Facility, any refinancing through the issuance of certain debt or any repricing amendment, in either case, that constitutes a “repricing event” applicable to the term loans resulting in a lower yield occurring at any time during the first six months after the closing date of the Incremental Term Loan Facility will be accompanied by a 1.00% prepayment premium or fee, as applicable.

The terms, conditions and covenants applicable to the Incremental Term Loan Facility are otherwise consistent with the terms, conditions and covenants applicable to the Existing Term Loan Facility.

The foregoing description of the Term Loan Amendment is qualified in its entirety by reference to the Term Loan Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On July 1, 2026, QXO completed the previously announced acquisition of TopBuild (the “TopBuild Acquisition”), pursuant to the Merger Agreement.

On July 1, 2026, pursuant to the terms of the Merger Agreement, Titanium Merger Sub merged with and into TopBuild (the “Titanium Merger”), with TopBuild surviving the Titanium Merger as a wholly owned subsidiary of QXO and immediately thereafter, TopBuild merged with and into Forward Merger Sub (the “Forward Merger” and, together with the Titanium Merger, the “Merger”), with Forward Merger Sub surviving the Forward Merger as a wholly owned subsidiary of QXO. At the effective time of the Titanium Merger, by virtue of the Titanium Merger and without any action on the part of any holder thereof, each share of common stock, par value $0.01 per share, of TopBuild (“TopBuild Shares”) issued and outstanding immediately prior thereto (other than certain excluded shares, cancelled shares and dissenting shares) was converted into the right to receive, at the election of the holder and subject to proration as described in the Merger Agreement, one of the following forms of merger consideration: (i) an amount in cash equal to $505.00 per TopBuild Share (the “Cash Consideration”) or (ii) 20.200 shares of QXO common stock, par value $0.00001 per share (“QXO Shares”), per TopBuild Share (the “Stock Consideration”). TopBuild Shares in respect of which no cash election or stock election was validly made were treated as having elected to receive the Stock Consideration in accordance with the terms of the Merger Agreement.

TopBuild stockholders of record of approximately 91.0% of the outstanding shares of TopBuild common stock elected to receive the Cash Consideration and, in accordance with the proration procedures in the Merger Agreement, all of such outstanding shares of TopBuild common stock were converted into the right to receive approximately 249.67 in cash and 10.212 shares of QXO common stock per share of TopBuild common stock, subject to final calculation by the exchange agent.

In connection with the Merger, QXO issued approximately 312.5 million QXO Shares to former holders of TopBuild Shares and paid aggregate cash consideration of approximately $6.4 billion.

The foregoing descriptions of the TopBuild Acquisition, the Merger and the Merger Agreement in this Item 2.01 do not purport to be complete and are qualified in their entirety by the full text of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to QXO’s Current Report on Form 8-K, filed with the Securities and Exchange Commission (the “SEC”) on April 20, 2026, and is incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this Item 2.03 is set forth under Item 1.01 above and is hereby incorporated by reference in response to this Item.

Item 3.03	Material Modification to Rights of Security Holders.

On July 1, 2026, QXO filed a certificate of amendment (the “Amendment”) to the Company’s certificate of designations for the Company’s Series C Convertible Perpetual Preferred Stock (the “Series C Preferred Stock”) with the Secretary of State of the State of Delaware. The Amendment increased the number of authorized shares of Series C Preferred Stock from 200,000 shares to 300,000 shares. The Amendment became effective upon filing.

The foregoing description of the terms of the Amendment is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 3.1 hereto and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Changes to the Board of Directors

In connection with the Merger, the Board of Directors of QXO (the “Board”) appointed Alec Covington as a director of QXO, effective as of the effective time of the Titanium Merger. The Board has not yet determined on which committee Mr. Covington will serve.

On June 29, 2026, Jared Kushner notified the Board of his intent to resign from his position as a member of the Board to focus on other commitments, effective July 1, 2026. The decision by Mr. Kushner to resign from the Board was not the result of any disagreement with QXO on any matter regarding QXO’s operations, policies or practices.

The appointment of Mr. Covington was made pursuant to the requirements of the Merger Agreement but was not otherwise made pursuant to any arrangement or understanding with any other person, and he has not entered into (or proposed to enter into) any transactions required to be reported under Item 404(a) of Regulation S-K. Mr. Covington will receive the standard annual Board compensation for non-employee directors for 2026 (pro-rated based on the effective date of his appointment). Mr. Covington does not have any family relationship with QXO’s directors or executive officers or any persons nominated or chosen by QXO to be a director or executive officer. Mr. Covington has not entered into any material plan, contract, arrangement or amendment in connection with his appointment to the Board.

Appointment of Interim Chief Accounting Officer

On July 1, 2026, the Company announced the appointment of Madeline Otero as Interim Chief Accounting Officer, effective as of the close of business on July 1, 2026. Ms. Otero replaces Robert Loughran, who had served as Interim Chief Accounting Officer since March 15, 2026. Mr. Loughran’s departure is not the result of any disagreement with the Company on any matter relating to its accounting principles, financial statement practices, or internal controls.

Ms. Otero, 51, joined the Company in July 2026 in connection with the TopBuild Acquisition and has been Chief Accounting Officer at TopBuild Corporation since 2023. Prior to joining TopBuild, Ms. Otero spent 23 years with Tupperware Brands Corporation and its subsidiaries, where she served in numerous accounting and finance leadership roles including Chief Accounting Officer from 2021-2023, Senior Vice President Finance & Accounting from 2020-2021 and Vice President & Controller from 2018-2020. Ms. Otero started her career with Ernst & Young, LLP. Ms. Otero has extensive experience in SEC reporting, technical accounting, internal controls, planning, forecasting, and M&A. Ms. Otero is a Certified Public Accountant and holds a Bachelor’s degree in Accounting from the University of Puerto Rico and an Executive Master of Business Administration from Rollins College.

In connection with her appointment, Ms. Otero will be paid an annual base salary at an initial annual rate of $400,000 and her target annual bonus will initially be 65% of her base salary. Ms. Otero will also be eligible to participate in equity awards pursuant to the QXO 2024 Omnibus Incentive Compensation Plan. Ms. Otero’s annual target equity award opportunity will be $600,000, subject to the terms and conditions of the QXO 2024 Omnibus Incentive Compensation Plan, and she will receive a retention award of $500,000 in restricted stock units, vesting thirty-five percent (35%) on the six-month anniversary of the closing of the TopBuild Acquisition and sixty-five percent (65%) on the twelve-month anniversary of the closing of the TopBuild Acquisition, subject to her continued employment through the applicable vesting date.

No family relationships exist between Ms. Otero and any directors or executive officers of the Company. There are no arrangements or understandings pursuant to which Ms. Otero was selected as an officer and no transactions to which the Company is or was a participant and in which Ms. Otero has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth under Item 3.03 of this Current Report on Form 8-K is hereby incorporated by reference in this Item 5.03.

On July 1, 2026, QXO filed an amendment to QXO’s fifth amended and restated certificate of incorporation (the “Charter Amendment”), effective as of such date, increasing the number of authorized QXO Shares from 2,000,000,000 to 4,000,000,000. As previously announced, the amendment was approved by QXO’s stockholders at QXO’s special meeting of stockholders held on June 29, 2026. The foregoing description is qualified in its entirety by reference to the full text of the Charter Amendment, which is filed hereto as Exhibit 3.2 and is incorporated by reference.

Item 7.01	Regulation FD Disclosure.

On July 1, 2026, QXO issued a press release announcing the consummation of the TopBuild Acquisition and related transactions. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information furnished in Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section and shall not be deemed to be incorporated by reference into any filing of QXO under the Exchange Act or the Securities Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

On July 1, 2026, in connection with the consummation of the TopBuild Acquisition, the Issuer, as issuer, Wilmington Trust, National Association, as trustee, Forward Merger Sub and certain of its subsidiaries (the “TopBuild Guarantors”) and certain of the Issuer’s subsidiaries (the “QXO Guarantors” and, together with the TopBuild Guarantors, the “Subsidiary Guarantors”) entered into a supplemental indenture (the “Supplemental Indenture”) to the indenture, dated as of June 17, 2026, between the Issuer and Wilmington Trust, National Association, as trustee (the “Indenture”), governing the Issuer’s previously issued $1,500.0 million aggregate principal amount of 6.500% Senior Notes due 2031 (the “2031 Notes”) and $1,500.0 million aggregate principal amount of 6.875% Senior Notes due 2034 (the “2034 Notes” and, together with the 2031 Notes, the “Notes”). Pursuant to the Supplemental Indenture, the Subsidiary Guarantors agreed to guarantee the Issuer’s obligations as issuer under the Indenture and the Notes. The description of the terms of the Indenture and the Notes is incorporated herein by reference to QXO’s Current Report on Form 8-K, filed with the SEC on June 17, 2026.

The foregoing description of the Supplemental Indenture is qualified in its entirety by reference to the Supplemental Indenture, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

On July 1, 2026, the gross proceeds of the Notes offering were released from the segregated escrow account and used to fund a portion of the transactions contemplated by the Merger Agreement and to pay related fees and expenses.

On July 1, 2026, upon consummation of the Merger and in connection with the tender offers and consent solicitations (collectively, the “Tender Offers”) with respect to TopBuild’s 4.125% Senior Notes due 2032 (the “TopBuild 2032 Notes”) and 5.625% Senior Notes due 2034 (the “TopBuild 2034 Notes”) previously announced by QXO as further detailed in Titanium Merger Sub’s Offer to Purchase and Consent Solicitation Statement, dated May 29, 2026, Titanium Merger Sub purchased all of the TopBuild 2032 Notes and TopBuild 2034 Notes that were validly tendered and not validly withdrawn pursuant to the Tender Offers. All TopBuild 2032 Notes and TopBuild 2034 Notes that remained outstanding immediately after consummation of the Tender Offers were redeemed on July 1, 2026 by TopBuild at a redemption price equal to 101.125% of the principal amount thereof, plus accrued and unpaid interest to, but excluding, the redemption date.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The historical audited consolidated balance sheets of TopBuild as of December 31, 2025 and 2024 and the related consolidated statements of operations, comprehensive income, cash flows and changes in shareholders’ equity of TopBuild for each of the years ended December 31, 2025, 2024 and 2023, together with the notes thereto and the independent registered public accounting firm’s report thereon, are filed as Exhibit 99.4 to this Current Report on Form 8-K and are incorporated by reference into this Item 9.01(a). The historical unaudited condensed consolidated balance sheets of TopBuild as of March 31, 2026 and December 31, 2025 and the related condensed consolidated statements of operations, comprehensive income, cash flows and changes in equity of TopBuild for the three months ended March 31, 2026 and 2025, together with the notes thereto, are filed as Exhibit 99.5 to this Current Report on Form 8-K and are incorporated herein by reference into this Item 9.01(a).

(b) Pro Forma Financial Information.

The unaudited pro forma combined financial statements of QXO, QXO Building Products, Inc. (formerly known as Beacon Roofing Supply, Inc., “QXO Building Products”), Kodiak Building Partners Inc. (“Kodiak”) and TopBuild (collectively, the “Companies”), consisting of the unaudited pro forma combined statements of operations of the Companies for the year ended December 31, 2025, giving effect to the Merger, the acquisitions of QXO Building Products and Kodiak and the related transactions (collectively, the “Acquisitions”) as if they had occurred on January 1, 2025, and the unaudited pro forma combined balance sheet of the Companies as of March 31, 2026, giving effect the Merger, the acquisition of Kodiak and the related transactions as if they had occurred on March 31, 2026, together with the notes thereto, were included in QXO’s Current Report on Form 8-K filed with the SEC on May 18, 2026, and are incorporated by reference into this Item 9.01(b) as Exhibit 99.6.

(d)       Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of April 18, 2026, by and among QXO, Inc., TopBuild Corp., Titanium MergerCo, Inc. and Titanium MergerCo 2, LLC (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by QXO with the SEC on April 20, 2026).*
3.1	Certificate of Amendment to Certificate of Designations of Series C Convertible Perpetual Preferred Stock, filed with the Secretary of State of the State of Delaware and effective July 1, 2026.
3.2	Certificate of Amendment to the Fifth Amended and Restated Certificate of Incorporation of QXO, Inc., dated July 1, 2026.
4.1	Supplemental Indenture No. 1, dated as of July 1, 2026, among QXO Building Products, Inc., the subsidiary guarantors party thereto and Wilmington Trust, National Association, as trustee.
10.1	Incremental Assumption and Amendment Agreement No. 2, dated as of July 1, 2026, among Queen HoldCo, LLC, as Holdings, QXO Building Products, Inc., as Borrower, the subsidiary loan parties party thereto, the lenders party thereto and Goldman Sachs Bank USA, as administrative agent.
99.1	Press release issued by QXO, dated July 1, 2026, announcing closing of the TopBuild Acquisition.
99.2	Audited consolidated balance sheet of Kodiak as of December 31, 2025 and the related consolidated statements of operations, changes in stockholders’ deficit and cash flows of Kodiak for the year ended December 31, 2025, together with the notes thereto and the independent auditor’s report thereon (incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K filed by QXO with the SEC on May 18, 2026).
99.3	Unaudited consolidated balance sheet of Kodiak as of March 31, 2026 and the related consolidated statements of operations, changes in stockholders’ deficit and cash flows of Kodiak for the three months ended March 31, 2026 and 2025, together with the notes thereto (incorporated by reference to Exhibit 99.2 to the Current Report on Form 8-K filed by QXO with the SEC on May 18, 2026).
99.4	Audited consolidated balance sheets of TopBuild as of December 31, 2025 and 2024 and the related consolidated statements of operations, comprehensive income, cash flows and changes in shareholders’ equity of TopBuild for each of the years ended December 31, 2025, 2024 and 2023, together with the notes thereto and the independent registered public accounting firm’s report thereon (incorporated by reference to TopBuild’s Annual Report on Form 10-K for the year ended December 31, 2025, filed on February 26, 2026).
99.5	Unaudited condensed consolidated balance sheets of TopBuild as of March 31, 2026 and December 31, 2025 and the related condensed consolidated statements of operations, comprehensive income, cash flows and changes in equity of TopBuild for the three months ended March 31, 2026 and 2025, together with the notes thereto (incorporated by reference to TopBuild’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed on May 5, 2026).
99.6	Unaudited pro forma combined financial information (incorporated by reference to Exhibit 99.5 to the Current Report on Form 8-K filed by QXO with the SEC on May 18, 2026).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Schedules and/or exhibits have been omitted pursuant to Instruction 4 to Item 1.01 of Form 8-K. QXO agrees to furnish supplementally a copy of any omitted schedules and/or exhibits to the SEC on a confidential basis upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 1, 2026

QXO, INC.

By:	/s/ Christopher Signorello
	Name:	Christopher Signorello
	Title	Chief Legal Officer